Exhibit 99.1
Dollar Tree Announces Planned Leadership Succession
~ Michael A. Witynski Promoted to President and Chief Executive Officer ~
~ Gary Philbin Announces Retirement after Successful 40-Plus Year Career in Retail ~

CHESAPEAKE, Va. - July 20, 2020 - Dollar Tree, Inc. (NASDAQ: DLTR), today announced that Michael A. Witynski, 57, Enterprise President of Dollar Tree, has been promoted to President and Chief Executive Officer. Gary Philbin, 63, who joined Dollar Tree in 2001 and became CEO in 2017, is retiring after a successful retail career of more than 40 years. To facilitate a smooth transition, Mr. Philbin will remain with the Company as an executive and member of the Board of Directors through September 23, 2020.
Bob Sasser, Executive Chairman, said, “Mike is a proven leader, having joined the Company in 2010 as Senior Vice President of Stores and rising to President and Chief Operating Officer of Dollar Tree Stores in 2017. He was then promoted to Enterprise President in 2019, where he was responsible for leading the merchandising, store operations, and supply chain functions for both the Dollar Tree and Family Dollar brands. Under Mike’s leadership, we have driven outstanding performance - first at Dollar Tree and most recently at Family Dollar. He helped put in place a broad range of operational and talent initiatives to position our Company for an even more successful future, as witnessed by the recent successes at Family Dollar. I am delighted to have Mike Witynski step into this new leadership role.”
Prior to joining Dollar Tree in 2010, Mr. Witynski held senior leadership roles in merchandising, marketing, private brands and operations during his 29 years in the grocery industry.
Sasser continued, “The Board and I are grateful to Gary Philbin for his steadfast commitment and tireless efforts over nearly two decades to help make Dollar Tree the company it is today. Gary’s leadership as CEO brought our banners together as one company in Chesapeake. Through his efforts, we have a succession plan in place to ensure the smoothest possible leadership transition. On behalf of the Board, his colleagues and our associates, we thank Gary and wish him all the best in his well-deserved retirement.”
Mike Witynski stated, “I am honored to take on this new role and excited about Dollar Tree’s opportunities to drive even more value for our customers and shareholders. We have great momentum; our sales and margins are encouraging; our work to improve the customer experience is driving traffic; and we are now capturing more of the benefits inherent in bringing the Dollar Tree and Family Dollar management teams together under one roof. It has been a privilege to work with Gary, and I wish him the best for the future.”
Gary Philbin said, “Mike has a deep understanding of every facet of our business and is well-prepared to take over as CEO. I look forward to his leadership in driving our initiatives at both Family Dollar and Dollar Tree banners to deliver great values, an exciting shopping experience and more value for our long term shareholders.”
Mr. Philbin joined Dollar Tree in 2001 as Senior Vice President of Stores, and then was promoted to positions of increasing responsibility. In September 2017, he became President and Chief Executive Officer of Dollar Tree, Inc. During his tenure at Dollar Tree, Mr. Philbin has driven the development of private brands, customer research and marketing, and operational excellence into store focused initiatives. He has been deeply involved in the evolution of the Dollar Tree store format, in accelerating the integration of Family Dollar, and in working with the Family Dollar team to create the new H2 format.

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 15,370 stores across 48 states and five Canadian provinces as of May 2, 2020. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”,” and similar expressions. For example, our forward-looking statements include statements regarding our future business prospects and the benefits of our initiatives, and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 20, 2020, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
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